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                                                                     EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        TRANSWORLD HOME HEALTHCARE, INC.

                Under Section 805 of the Business Corporation Law


It is hereby certified that:


         FIRST: The name of the corporation is Transworld Home Healthcare, Inc.

                     The name under which the corporation was formed is United States Home Healthcare Corp.

         SECOND: The certificate of incorporation of the corporation was filed by the Department of State on November 30, 1981.

         THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

                  (i) to increase the aggregate number of shares which the corporation shall have authority to issue from twelve million (12,000,000), with a par value of $.01 per share to thirty two million (32,000,000) by authorizing twenty million (20,000,000) additional shares of Common Stock, with a par value of $.01 per share.

         FOURTH: To accomplish the foregoing amendment of the first paragraph of Article FOURTH of the certificate of incorporation, relating to the aggregate number of shares which the corporation shall have authority to issue, is hereby amended to read as follows:

                           "FOURTH: The aggregate number of shares of all
                  classes which the corporation shall have the authority to issue is thirty two million (32,000,000) shares, divided into two classes of which 30,000,000 shares shall be designated Common Stock, with a par value of $.01 per share and 2,000,000 shares shall be designated Preferred Stock, with a par value of $.01 per share."
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         FIFTH: The foregoing amendment of the certificate of incorporation was authorized by the consent in writing of all of the members of the Board of Directors of the corporation followed by the consent of a majority of the holders of all of the issued and outstanding shares of the corporation entitled to vote on the said amendment of the certificate of incorporation.

                  IN WITNESS WHEREOF, the undersigned have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by the undersigned and are true and correct.


Dated:  June 28, 1995.


                                                 /s/ Wayne A. Palladino
                                                 -------------------------------
                                                 Wayne A. Palladino
                                                 Vice President



                                                 /s/ Leslie J. Levinson
                                                 -------------------------------
                                                 Leslie J. Levinson
                                                 Secretary

                                       -2-
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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        TRANSWORLD HOME HEALTHCARE, INC.

               (Under Section 805 of the Business Corporation Law)



                               Baer Marks & Upham
                                805 Third Avenue
                               New York, NY 10022